Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the stockholders and Board of Directors of Lung Therapeutics, Inc.

Opinion

We have audited the consolidated financial statements of Lung Therapeutics, Inc. and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholder’s deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt exists about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

May 25, 2023

LUNG THERAPEUTICS, INC.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$11,881	$11,483
Prepaid expenses and other current assets	2,714	8,073

Total current assets	14,595	19,556
Property and equipment, net	5	10
Operating lease right-of-use assets	221	—
Deferred financing costs	—	1,032
Other assets	27	27

Total assets	$14,848	$20,625

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Simple agreements for future equity	$13,435	$—
Accounts payable	860	428
Deferred revenue	352	1,591
Operating lease liabilities, current	184	—
Accrued expenses and other current liabilities	1,753	2,306

Total current liabilities	16,584	4,325
Deferred revenue, net of current portion	2,515	1,964
Operating lease liabilities, net of current portion	48	—

Total liabilities	19,147	6,289

Commitments and contingencies (Note 10)
Series A convertible preferred stock, par value $0.0001 per share; 10,888,283 shares authorized, issued and outstanding as of December 31, 2022 and 2021, respectively	2,874	2,874
Series B convertible preferred stock, par value $0.0001 per share; 23,152,737 shares authorized, issued and outstanding as of December 31, 2022 and 2021, respectively	14,293	14,293
Series C convertible preferred stock, par value $0.0001 per share; 41,076,061 and 44,162,774 shares authorized as of December 31, 2022 and 2021, respectively; 41,076,061 shares issued and outstanding as of December 31, 2022 and 2021, respectively	39,858	39,858
Stockholders’ deficit:
Common stock, par value $0.0001 per share; 106,000,000 shares authorized as of December 31, 2022 and 2021, respectively; 9,245,103 and 9,150,208 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1	1
Additional paid-in capital	2,119	1,713
Accumulated deficit	(63,444)	(44,403)

Total stockholders’ deficit	(61,324)	(42,689)

Total liabilities, convertible preferred stock and stockholders’ deficit	$14,848	$20,625

The accompanying notes are an integral part of these consolidated financial statements.

LUNG THERAPEUTICS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands)

	For the Year Ended December 31,
	2022	2021
Licensing revenue	$688	$556
Operating expenses:
Research and development	(22,465)	(15,397)
General and administrative	(6,763)	(4,720)

Total operating expenses	(29,228)	(20,117)

Loss from operations before gains from affiliate	(28,540)	(19,561)
Gain from sale of equity securities in TFF	9,400	9,373

Loss from operations	(19,140)	(10,188)
Other income, net:
Interest income	99	30
Gain on extinguishment of PPP loan	—	253
Other income, net	—	2

Total other income, net	99	285

Net loss and comprehensive loss	$(19,041)	$(9,903)

The accompanying notes are an integral part of these consolidated financial statements.

LUNG THERAPEUTICS, INC.

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share amounts)

	Convertible preferred stock
	$0.0001 Par Value Series A		$0.0001 Par Value Series B		$0.0001 Par Value Series C		Common stock $0.0001 Par Value		Additional paid-in	Accumulated	Total stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance, January 1, 2021	10,888,283	$2,874	23,152,737	$14,293	41,076,061	$39,858	9,150,208	$1	$1,461	$(34,500)	$(33,038)
Stock-based compensation	—	—	—	—	—	—	—	—	252	—	252
Net loss	—	—	—	—	—	—	—	—	—	(9,903)	(9,903)

Balance, December 31, 2021	10,888,283	$2,874	23,152,737	$14,293	41,076,061	$39,858	9,150,208	$1	$1,713	$(44,403)	$(42,689)
Stock-based compensation	—	—	—	—	—	—	—	—	393	—	393
Exercise of common stock warrants	—	—	—	—	—	—	75,000	—	9	—	9
Exercise of common stock options	—	—	—	—	—	—	19,895	—	4	—	4
Net loss	—	—	—	—	—	—	—	—	—	(19,041)	(19,041)

Balance, December 31, 2022	10,888,283	$2,874	23,152,737	$14,293	41,076,061	$39,858	9,245,103	$1	$2,119	$(63,444)	$(61,324)

The accompanying notes are an integral part of these consolidated financial statements.

LUNG THERAPEUTICS, INC.

Consolidated Statements of Cash Flows

(in thousands)

	For the Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(19,041)	$(9,903)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5	6
Amortization of operating lease right-of-use assets	163	—
Deferred financing costs written off	1,032	—
Gain from sale of equity securities in TFF	(9,400)	(9,373)
Stock-based compensation expense	393	252
Gain on extinguishment of PPP loan	—	(253)
Changes in operating assets and liabilities:
Due from licensing partner	—	5,000
Prepaid expenses and other current assets	5,359	(6,414)
Other assets	—	(15)
Accounts payable	1,113	(296)
Deferred revenue	(688)	(556)
Operating lease liability	(152)	—
Accrued expenses and other current liabilities	(553)	877

Net cash flows used in operating activities	(21,769)	(20,675)

Cash flows from investing activities
Proceeds from sale of equity securities in TFF, net of commissions and other transaction costs of $0 and $637, respectively	9,400	9,373
Purchase of property and equipment	—	(5)

Net cash flows provided by investing activities	9,400	9,368

Cash flows from financing activities
Proceeds from issuance of simple agreements for future equity, net of issuance costs	13,435	—
Proceeds from exercise of common stock options and warrants	13	—
Deferred financing costs	(681)	(351)

Net cash flows provided by (used in) financing activities	12,767	(351)

Net increase (decrease) in cash and cash equivalents	398	(11,658)

Cash and cash equivalents, beginning of year	11,483	23,141

Cash and cash equivalents, end of year	$11,881	$11,483

Non-cash financing activities:
Recognition of right-of-use asset and operating lease liability	$384	$—
Deferred financing costs included in accounts payable and accrued expenses	$—	$681

The accompanying notes are an integral part of these consolidated financial statements.

LUNG THERAPEUTICS, INC.

Notes to Consolidated Financial Statements

Note 1. Description of Business

Lung Therapeutics, Inc. (“Lung Therapeutics” or the “Company”), was incorporated in November 2012 under the laws of the state of Texas. Its principal offices are in Austin, Texas. The Company’s focus is developing novel therapeutics for orphan pulmonary and fibrosis indications with the potential to greatly improve patient outcomes over currently available treatments.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned, non-operating subsidiaries, Lung Therapeutics Australia Pty Ltd (“Lung Therapeutics Australia”) and Lung Therapeutics Limited, which is an Irish entity.

The Company is subject to risks and uncertainties common to clinical-stage companies in the biotechnology industry, including, but not limited to the risk that the Company never achieves profitability, the need for substantial additional financing, the risk of relying on third parties, risks of clinical trial failures, dependence on key personnel, protection of proprietary technology, and compliance with government regulations. The Company’s lead product candidate, LTI-03, is being developed for the treatment of Idiopathic Pulmonary Fibrosis (“IPF”) and has completed a healthy volunteer Phase 1a clinical trial. LTI-03 is currently in a Phase 1b clinical trial in IPF patients. The Company’s second product candidate, LTI-01, is in development for loculated pleural effusion (“LPE”). The Company has completed Phase 1 and Phase 2 clinical trials in LPE patients.

Liquidity and Going Concern

In accordance with Accounting Standards Codification (“ASC”) 205-40, Going Concern (“ASC 205-40”), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the accompanying consolidated financial statements were issued.

As an emerging growth entity, the Company has devoted substantially all of its resources since inception to its research and development efforts relating to its product candidates, including activities to manufacture product candidates, conduct clinical studies of its product candidates and perform preclinical research to identify new product candidates. As a result, the Company has incurred significant operating losses and negative cash flows from operations since its inception and anticipates such losses and negative cash flows will continue for the foreseeable future. To date, the Company has financed its operations primarily through private placements of convertible preferred stock, an upfront payment received from a licensing agreement, and sales of marketable equity securities in TFF Pharmaceuticals, Inc. (“TFF”).

As of December 31, 2022, the Company had $11.9 million of cash and cash equivalents to fund its operations. Notwithstanding the amounts on hand, the Company anticipates it will need to secure additional funding through public or private convertible preferred financings, debt financings, and/or collaboration agreements or government grants over the next twelve months in order to continue to fund the Company’s operations. Given the lack of a finalized plan to secure additional funding that would be considered probable of occurrence under ASC 205-40 as of the date of issuance of the accompanying consolidated financial statements, the Company can provide no assurance that additional funding will be obtained on acceptable terms, or at all. If the Company is unable to secure additional funding to continue to fund its operations over the next twelve months, the Company would need to pursue other alternatives, such as a scale back in its operating plan by deferring or limiting some or all of its research, development or clinical projects, further reductions to its workforce, and/or seek other strategic investment alternatives. Management has concluded the uncertainty surrounding the Company’s ability to secure additional funding over the next twelve months raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Note 2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the ASC and as amended by Accounting Standards Updates (“ASUs”) of the Financial Accounting Standards Board (“FASB”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Lung Therapeutics Australia Pty Ltd and Lung Therapeutics Limited. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the accrual for research and development expenses, the valuation of simple agreements for future equity (“SAFEs”), the valuation of warrants, and the valuation of common stock. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Foreign Currency Transactions

The functional currency for the Company’s wholly owned foreign subsidiary, Lung Therapeutics Australia Ltd., is the United States dollar. All foreign currency transaction gains and losses are recognized in the consolidated statements of operations and comprehensive loss.

Revenue Recognition

In accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company recognizes revenue when the Company’s customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods and services. To determine revenue recognition for arrangements within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when or as the Company satisfies a performance obligation.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company identifies the performance obligations in the contract by assessing whether the goods or services promised within each contract are distinct. The Company then recognizes revenue for the amount of the transaction price that is allocated to the respective performance obligation when, or as, the performance obligation is satisfied.

Licensing revenue

On November 12, 2020, the Company entered into a license agreement (the “License Agreement”) with Taiho Pharmaceutical Co., Ltd (“Taiho”). This agreement is discussed further in Note 8 of Notes to Consolidated Financial Statements. The Company’s license arrangements may include the transfer of intellectual property rights in the form of licenses, obligations to provide research and development services and products, and obligations to participate on certain development committees with licensing partners.

The terms of such license arrangements generally include payment to the Company of one or more of the following: nonrefundable upfront fees, payments for the supply of clinical products, payment for research and development services, payments related to milestone payments and royalties on net sales of licensed products. The Company assesses whether the promises in these agreements are considered distinct performance obligations that should be accounted for separately. Judgment is required to determine whether the license to the Company’s intellectual property is distinct from the research and development services or participation on development committees.

The transaction price in each agreement is allocated to the identified performance obligations based on the standalone selling price, or SSP, of each distinct performance obligation as applicable. Judgment is required to determine SSP. Due to the early stage of the Company’s licensed technology, the license of such technology is typically combined with the research and development services and committee participation as one performance obligation.

Revenue associated with nonrefundable upfront license fees where the license fees and research and development services cannot be accounted for as separate performance obligations is deferred and recognized as revenue over the expected period of performance using a cost-based input methodology. The Company utilizes judgment to assess the pattern of delivery of the performance obligation.

At the inception of each agreement that includes milestone payments, the Company evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price by using the most likely amount method. If it is probable that a significant reversal of cumulative revenue would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not considered probable of being achieved until those approvals are received or the underlying activity has been completed. The transaction price is then allocated to each performance obligation in the agreement based on relative SSP. At the end of each subsequent reporting period, the Company re-evaluates the probability of achievement of each such milestone and any related constraint, and if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment.

Concentration of Credit Risk and Off-Balance Sheet Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents. Periodically, the Company maintains balances in operating accounts above federally insured limits. The Company deposits its cash in financial institutions that it believes have high credit quality. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Investment in TFF

The Company applies the equity method of accounting to investments when it has significant influence, but not controlling interest in the investee. In assessing whether it can exercise significant influence, the Company considers key factors such as ownership interest, representation on the board of directors, participation in policy-making decisions and material intercompany transactions. Under the equity method of accounting, the Company records in its consolidated statements of operations and comprehensive loss its share of income or loss of the other company. If its share of losses exceeds the carrying value of its investment, the Company will suspend the recognition of additional losses. Pursuant to a contribution agreement executed on January 24, 2018, the Company’s wholly-owned subsidiary, TFF, was spun out into a separate company, whereby the Company received 4,000,000 shares of TFF’s common stock in exchange for providing TFF with certain intellectual property assets licensed by the Company from the University of Texas. The Company had previously concluded that it had the ability to exercise significant influence over the operating and financial policies of TFF. Consequently, during 2019 the Company had concluded that its share of TFF’s net losses under the equity method was greater than the carrying value of its investment and as a result, had written down the investment in TFF to $0 and suspended the recognition of any additional losses by TFF.

In January 2022, the Company entered into a variable price forward sales contract with Jefferies LLC to sell 962,000 shares of TFF common stock based upon the daily volume-weighted average price during the three-month period ended March 31, 2022 plus a premium applied over the term of the contract. On April 1, 2022, the contract was consummated and as a result, the Company received total cash proceeds of $6.2 million from the sale of these shares. In April 2022, the Company sold 500,000 additional shares of TFF common stock to Bios Special Opportunity Fund, LP at a price of $6.43 per share, generating net proceeds of $3.2 million. Aaron G.L. Fletcher, a Board member of the Company and Managing Partner of Bios Partners, a shareholder of the Company, is the General Partner of Bios Special Opportunity Fund, LP.

In March 2021, the Company sold 715,000 shares of common stock of TFF at an average price of $14.00 per share, generating proceeds of $9.4 million, net of commissions and other direct selling expenses.

The Company recorded gains from the sale of these shares of $9.4 million and $9.4 million that are reflected under Gain from sale of equity securities in TFF on its consolidated statements of operations and comprehensive loss for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, the Company’s remaining ownership of TFF common stock amounted to 773,000 shares.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•

Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

An entity may choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings.

Simple Agreement for Future Equity - SAFE

The Company accounts for SAFEs at fair value in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). The SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the Company’s consolidated statements of operations and comprehensive loss.

Cash and Cash Equivalents

Cash and cash equivalents consist of standard checking accounts and money market funds. The Company considers all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash equivalents. The Company’s cash equivalents are comprised of funds held in money market accounts and are measured at fair value on a recurring basis. As of December 31, 2022 and 2021, the fair value of cash equivalents was $11.8 million and $11.2 million, respectively.

Deferred Financing Costs

The Company capitalizes certain legal, professional accounting and other third-party fees that are directly associated with in-process equity financings as deferred financing costs until such financings are consummated. The deferred financing costs are initially recorded as a long-term asset on the balance sheet. After consummation of the equity financing, these costs are reclassified and recorded as a reduction to the carrying value of convertible preferred stock or of stockholders’ deficit through a reduction of additional paid-in capital generated as a result of such offering. Should an in-process equity financing be aborted, the deferred financing costs will be expensed immediately as a charge to general and administrative expenses in the consolidated statements of operations and comprehensive loss.

As of December 31, 2022 and 2021, deferred financing costs amounted to $0 and $1.03 million, respectively. The deferred financing costs of $1.03 million as of December 31, 2021 were written off as a charge to general and administrative expenses during 2022, following the Company’s decision to abort its plan to pursue an initial public offering.

Convertible Preferred Stock

The Company has classified convertible preferred stock, referred to as preferred stock, as temporary equity in the accompanying consolidated balance sheets due to terms that allow for redemption of the shares in cash upon certain change in control events that are outside of the Company’s control, including sale or transfer of control of the Company as holders of the preferred stock could cause redemption of the shares in these situations. The Company did not accrete the carrying values of the preferred stock to the redemption values since a liquidation event was not considered probable as of December 31, 2022. Subsequent adjustments of the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or the Company’s tax returns. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities using the enacted statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Recognition of deferred tax assets is limited to amounts for which, in the opinion of management, realization is considered more likely than not in future periods.

Research and Development Expenses

Research and development costs are expensed as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including stock-based compensation and benefits, facilities costs, costs of clinical trials, sponsored research, manufacturing, and external costs of outside vendors engaged to conduct preclinical development activities and trials.

Costs incurred in obtaining technology licenses are recognized as research and development expense as incurred if the technology licensed has not reached technological feasibility and has no alternative future uses.

The Company has entered into various research and development and other agreements with commercial firms, researchers, universities, and others for provisions of goods and services. These agreements are generally cancelable, and the related costs are recorded as research and development expenses as incurred. Research and development expenses include costs for salaries, employee benefits, subcontractors, facility-related expenses, depreciation and amortization, stock-based compensation, laboratory supplies, and external costs of outside vendors engaged to conduct discovery, preclinical and clinical development activities, and clinical trials as well as to manufacture clinical trial materials, and other costs. The Company records accruals for estimated ongoing research and development costs. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the studies or clinical trials, including the phase or completion of events, invoices received and contracted costs. Significant judgments and estimates are made in determining the accrued balances at the end of any reporting period. Actual results could differ materially from the Company’s estimates. Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such prepaid expenses are recognized as an expense when the goods have been delivered or the related services have been performed, or when it is no longer expected that the goods will be delivered, or the services rendered.

Upfront payments, milestone payments and annual maintenance fees under license agreements are expensed in the period in which they are incurred.

Patent Costs

All patent-related costs incurred in connection with filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as general and administrative expenses.

Leases

At inception of a contract, the Company determines whether an arrangement is or contains a lease. For all leases, the Company determines the classification as either operating leases or financing leases. Operating leases are included in Operating lease right-of-use assets and Operating lease liabilities in the Company’s consolidated balance sheets.

Lease recognition occurs at the commencement date and lease liability amounts are based on the present value of lease payments over the lease term. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. If a lease does not provide information to determine an implicit interest rate, the Company uses its incremental borrowing rate in determining the present value of lease payments. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments under the lease. ROU assets also include any lease payments made prior to the commencement date and exclude lease incentives received. Operating lease payments are expensed using the straight-line method as a general and administrative expense over the lease term. The depreciable life of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise. The Company has elected to apply the practical short-term expedient to leases with a lease term of 12 months or less, which does not subject the leases to capitalization.

Stock-Based Compensation

The Company’s stock-based compensation expense stems from granted awards that may include stock options, restricted stock awards, restricted stock units, and other stock-based awards. The fair values of stock option grants are estimated as of the date of grant using a Black-Scholes option valuation model. The estimated fair values of the awards are expensed over the requisite service period, which is generally the vesting period of the award. The Company accounts for forfeitures as they occur. For performance-based awards, the Company does not recognize expense until the underlying vesting conditions are deemed to be probable of occurrence.

The Company utilizes significant estimates and assumptions in determining the fair value of its common stock. The Company has utilized various valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation (the “Practice Aid”), to estimate the fair value of its common stock. Each valuation methodology includes estimates and assumptions that require the Company’s judgment. These estimates and assumptions include a number of objective and subjective factors, including external market conditions, the superior rights and preferences of securities senior to the Company’s common stock at the time of, and the likelihood of, achieving a liquidity event, such as an initial public offering or sale. Significant changes to the key assumptions used in the valuations could result in different fair values of common stock at each valuation date.

The Company historically has been a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time that it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options granted to employees was determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The expected term of stock options granted to non-employee consultants is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future.

Comprehensive Income or Loss

Comprehensive income or loss consists of net income or loss and changes in equity during a period from transactions and other equity and circumstances generated from non-owner sources. For the years ended December 31, 2022 and 2021, the Company’s net loss equals comprehensive loss.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize ROU assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases and ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which offered a practical expedient for transitioning at the adoption date. ASU No. 2018-11 provides registrants with an option to not restate comparative periods presented in the financial statements.

The Company adopted the new standard on January 1, 2022 using the effective date as the date of initial application. Consequently, prior period amounts were not adjusted and will continue to be reported in accordance with historical accounting policies under ASC 840, Leases (Topic 840). The Company elected the package of practical expedients under which the Company did not reassess prior conclusions about lease identification, lease classification and initial direct costs. Additionally, the Company made a policy election to not recognize ROU assets and lease liabilities related to short-term leases that have a term of twelve months or less.

The largest impact upon adoption of this new standard was the recognition of ROU assets and lease liabilities on the consolidated balance sheet, as the Company’s lease portfolio primarily consists of an operating lease for its corporate headquarters in Austin, Texas. The Company recognized ROU assets and corresponding lease liabilities of $384,000 at the date of adoption, determined based on the present value of the remaining minimum rental payments under current leasing standards for the existing operating lease. The Company’s results of operations and cash flows were not materially impacted by the adoption of this new standard.

Note 3. Fair Value Measurements

The following tables present information about the Company’s assets measured at fair value on a recurring basis and indicate the level of the fair value hierarchy utilized to determine such fair values (in thousands):

	Total	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
As of December 31, 2022
Assets:
Money market funds	$11,763	$11,763	$—	$—
SAFEs	13,435	—	—	13,435

Total	$25,198	$11,763	$—	$13,435

As of December 31, 2021
Assets:
Money market funds	$11,204	$11,204	$—	$—

Total	$11,204	$11,204	$—	$—

The fair value of the SAFEs is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

There were no transfers between fair value levels during the years ended December 31, 2022 and 2021. The carrying values of other current assets, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities.

Simple Agreement for Future Equity - SAFE

In March and April 2022, the Company executed a series of SAFE arrangements primarily with new investors, pursuant to which the Company received net proceeds in an aggregate amount equal to $13.4 million. The fair value of the SAFEs on the date of issuance was determined to equal the proceeds received by the Company. The SAFE arrangements provide investors with future equity by conversion of the SAFE amounts into preferred stock at the Company’s subsequent equity financing event, to the extent that the Company receives aggregate gross proceeds of at least $20,000,000 and provided that such equity financing event occurs prior to December 31, 2022, the date of maturity of the SAFE. The initial discount for the SAFE was 90%, but if, prior to the subsequent equity financing event, the Company has supplied to any potential third-party investor the results of its Phase II data with respect to its drug candidate LTI-01, the discount is reduced to 80%. If there is no equity financing prior to December 31, 2022 that yields aggregate gross proceeds of at least $20,000,000, or if a liquidity or dissolution event of the Company does not occur, each SAFE will automatically convert into the Company’s Series C Preferred Stock at the original issuance price of such Series C shares.

The SAFEs are not mandatorily redeemable, nor do they require the Company to repurchase a fixed number of shares. The Company determined that the SAFEs contain a liquidity event provision that embodies an obligation indexed to the fair value of the Company’s preferred shares and could require the Company to settle the SAFE obligation by transferring assets or cash. For this reason, the Company records the SAFEs as a liability under ASC 480 and re-measures the fair value at the end of each reporting period, with changes in fair value reported in earnings. As of December 31, 2022, the fair value of the SAFEs was determined to be $0.98, the price at which they will convert into shares of Series C Preferred Stock. Accordingly, the Company did not record any fair value changes associated with the SAFEs during the year ended December 31, 2022.

The following table sets forth a summary of the activities of the SAFE arrangements which represents a recurring measurement that is classified within Level 3 of the fair value hierarchy wherein fair value is estimated using significant unobservable inputs (in thousands):

Amount
Balance as of December 31, 2021	$—
Issuance of SAFEs	13,435
Change in fair value	—

Balance as of December 31, 2022	$13,435

Non-Recurring Fair Value Measurements

The Company issued warrants to purchase common stock in 2014, 2015, 2018, and 2019, pursuant to its convertible preferred stock issuances (See Note 11 of Notes to Consolidated Financial Statements) and its license agreement with Vivarta Therapeutics LLC (See Note 9 of Notes to Consolidated Financial Statements). All warrants were determined to be equity-classified and recorded as part of additional paid in capital at fair value using the Black-Scholes option pricing model. The warrants are not subsequently remeasured.

Preferred Stock Warrants

Prior to 2020, the Company had issued to its preferred shareholders a total of 7,096,828 warrants to purchase shares of common stock. Of these warrants, 3,043,184 were granted in connection with Series A and Series B convertible preferred stock (“Series A” and “Series B”) issuances and 4,053,644 were granted in conjunction with the issuance of the Company’s convertible Series C preferred stock (“Series C”) (See Note 11 of Notes to Consolidated Financial Statements). In November 2021, the Company issued an additional 122,045 warrants to purchase shares of common stock. No additional warrants to purchase shares were issued in 2022. The Company had determined the fair value of these warrants using the following inputs: fair value of common stock at the time of issuance, exercise price, the contractual period, risk free rate, volatility, and dividend yield. These warrants to purchase a total of 7,218,873 shares of the Company’s common stock remained outstanding as of December 31, 2022 and 2021, and none have been exercised to date.

Vivarta Therapeutics LLC Warrants

In March 2018, the Company had issued warrants to purchase 75,000 shares of common stock to Vivarta Therapeutics LLC (“Vivarta”). The Company determined the fair value of the warrants using the fair value of the common stock at the time of issuance, the exercise price, contractual period, volatility, and dividend yield. These warrants to purchase 75,000 shares of common stock were wholly exercised by Vivarta during the year ended December 31, 2022 at a price of $0.12 per share.

Note 4. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following (in thousands):

	As of December 31,
	2022	2021

Prepaid research and development	$2,544	$7,946
Other	170	127

Total prepaid and other current assets	$2,714	$8,073

Note 5. Property and Equipment, net

Property and equipment, net consisted of the following (in thousands):

	As of December 31,
	2022	2021

Property and equipment:
Furniture and equipment	$53	$53
Total property and equipment	53	53
Less: accumulated depreciation	(48)	(43)

Property and equipment, net	$5	$10

Depreciation expense was $5,000 and $6,000 for the years ended December 31, 2022 and 2021, respectively.

Note 6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	As of December 31,
	2022	2021

Accrued compensation and benefits	$904	$847
Clinical and development costs	657	628
Deferred financing costs	—	626
Other	192	205

Total accrued expenses and other current liabilities	$1,753	$2,306

Note 7. Notes Payable

On April 15, 2020, the Company obtained a loan from Ciera Bank in the aggregate amount of $251,000 (the “PPP Loan”) pursuant to the Small Business Administration Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

The PPP Loan, which was in the form of a promissory note dated April 15, 2020, had a maturity date of April 15, 2022 and bore interest at a rate of 1% per annum. No payments had been made under the loan, although interest continued to accrue during the deferment period. Under the terms of the CARES Act, PPP Loan participants could apply for and be granted forgiveness for all or a portion of loans if proceeds were used for qualifying expenses, including payroll, benefits, rent and utilities, and provided that participants maintain their payroll levels.

The Company applied for forgiveness of the loan and was notified by the lender in May 2021 that an aggregate amount of $253,000, including accrued interest on the loan, had been approved for forgiveness in accordance with PPP guidelines. The forgiveness of the loan was recorded as a gain on extinguishment of debt in the Company’s consolidated financial statements during the second quarter of 2021.

Note 8. Licensing Arrangement with Taiho

On November 12, 2020, the Company entered into a License Agreement with Taiho pursuant to which the Company is collaborating with Taiho regarding the development and potential commercialization of the Company’s lead product candidate, LTI-01. Under the License Agreement, the Company granted Taiho an exclusive, royalty-bearing license to develop, seek regulatory approval for, and commercialize LTI-01 in Japan. The Company is obligated to conduct all development activities for LTI-01 through regulatory approval in the United States or other markets worldwide, except Japan. The Company will retain the right to commercialize LTI-01 in all markets worldwide except Japan. Under the terms of the License Agreement, the Company, in part through its participation in a joint development committee with Taiho, will participate in overseeing the development and commercialization of LTI-01 in Japan.

In consideration for the exclusive, royalty-bearing license and other rights contained in the License Agreement, Taiho agreed to make a non-refundable, non-creditable payment to the Company of $5.0 million. This up-front payment, deemed a partial reimbursement of past and future development costs for LTI-01, was received by the Company in February 2021. The License Agreement also provides that the Company is eligible to receive an additional milestone payment of $10.0 million.

In addition, the Company will receive royalties on net sales of LTI-01 in Japan. Royalties will be payable during the period commencing on the first commercial sale of LTI-01 in Japan and ending upon the later of: (a) ten years from the date of first commercial sale of LTI-01 in Japan; and (b) expiration of the last-to-expire valid claim of the Company’s patents covering the manufacture, use or sale or exploitation of LTI-01 in Japan.

The Company evaluated the License Agreement under ASC 606 and determined that there is one combined performance obligation that consists of the license and data transfer, the research and development services in which the Company will use commercially reasonable efforts to further the development of LTI-01, including execution of the necessary clinical trials, and supply of all clinical products during the term of the Agreement. These deliverables are non-contingent in nature.

The Company’s assessment of the transaction price included an analysis of amounts it expected to receive, which at contract inception consisted of the non-refundable, upfront payment of $5.0 million that was received by the Company in February 2021. The Company considered this non-refundable fee of $5.0 million to be the initial transaction price.

The Company determined that the combined performance obligation is satisfied over time. The Company concluded that it will utilize a cost-based input method to measure its progress toward completion of its performance obligation and to calculate the corresponding amount of revenue to recognize each period. The Company believes this is the best measure of progress because other measures do not reflect how the Company transfers its performance obligation to Taiho. In applying the cost-based input method of revenue recognition, the Company uses actual clinical study enrollment figures as well as actual costs incurred relative to budgeted costs expected to be incurred for the combined performance obligation. These costs consist primarily of third-party contract costs relative to the level of patient enrollment in the studies. Revenue will be recognized based on the level of costs incurred relative to the total budgeted costs for the performance obligations. A cost-based input method of revenue recognition requires management to make estimates of costs to complete the Company’s performance obligation. In making such estimates, significant judgment is required to evaluate assumptions related to cost estimates. The cumulative effect of revisions to estimated costs to complete the Company’s performance obligation will be recorded in the period in which changes are identified and amounts can be reasonably estimated. A significant change in these assumptions and estimates could have a material impact on the timing and amount of revenue recognized in future periods.

The Company also determined that the milestone payment of $10.0 million under the License Agreement is variable consideration under Topic 606 which needs to be added to the transaction price when it is probable that a significant revenue reversal will not occur. Based on the nature of milestones, such as the regulatory approvals which are generally not within the Company’s control, the Company will not consider achievement of this milestone to be probable until the uncertainty associated with such milestone has been resolved. When it is probable that a significant reversal of revenue will not occur, the milestone payment will be added to the transaction price for which the Company recognizes revenue. As of December 31, 2022 and 2021, no milestones had been achieved under the License Agreement.

The Company will recognize royalty revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). As of December 31, 2022 and 2021, no royalty revenue has been recognized.

For the years ended December 31, 2022 and 2021, the Company recognized revenue totaling $688,000 and $556,000, respectively, from its agreement with Taiho. As of December 31, 2022 and 2021, the Company recorded current deferred revenue of $0.35 million and $1.59 million, and noncurrent deferred revenue of $2.52 million and $1.96 million, respectively, on its consolidated balance sheets.

Note 9. License Agreements

Agreements with the Board of Regents of the University of Texas System (“UT System”)

In June 2013, May 2014 and May 2015, the Company entered into three license agreements with affiliates of the Board of Regents of the University of Texas (collectively, the “UT Agreements”). These three affiliated entities (collectively, the “UT entities”) are as follows: University of Texas Health Science Center at Tyler (“UTHSCT”), University of Texas Horizon Fund (“UT Horizon Fund”) and University of Texas at Austin (“UT Austin”). The UT Agreements were accounted for as asset acquisitions and do not meet the definition of a business under ASU 2017-01, Business Combinations—Clarifying the definition of a business (“ASC 805”).

Pursuant to the UT Agreements, the Company acquired licenses and underlying technology rights to certain intellectual property within defined fields to develop its product candidates. The Company received an exclusive, royalty-bearing license to certain patent rights and know-how, as well as a non-exclusive license to the UT intellectual property, which includes future rights to royalties on licensed products. The UT Agreements also provide for sublicensing rights, whereby the Company may grant sublicenses to third parties to use the licensed technology, subject to certain terms within the UT Agreements. The UT Agreements can be terminated at-will by the Company with 90 days’ notice, or by the UT entities in the event of a material breach of terms. Under the UT Agreements, the Company is responsible for the following payments, which are made to the indicated parties:

•

License Fees – The Company is required to make annual payments of $10,000 for license fees under the UT Austin agreement until the agreement is terminated. Under the UT Austin agreement, the Company made a license fee payment of $10,000 during each of the years ended December 31, 2022 and 2021.

•

Sublicensing fees – The Company will pay a percentage of non-royalty sublicensing consideration for the UT Agreements, with varying rates that will depend on when the sublicensing agreement is executed.

•	Assignment fee – The Company will pay the greater of 10% of the consideration received or $100,000, if any of the UT Agreements are assigned to a third party.

•	Royalties – The Company will pay tiered royalties that are in the low-to-mid single-digit percentages, based on net sales of all products licensed under the UT Agreements.

•

Milestones – The Company will make milestone payments to UT Austin of up to $395,000 if specified regulatory and clinical development milestone events occur. There were no milestone payments made during each of the years ended December 31, 2022 and 2021.

The Company’s expense associated with annual license fees and milestone payments under the UT Agreements was $10,000 for each of the years ended December 31, 2022 and 2021, respectively. All license fee and milestone payments are recorded as general and administrative expenses in the consolidated statements of operations and comprehensive loss.

In addition to the UT Agreements, the Company previously conducted sponsored research programs with and retained the UT entities to provide certain research-related services. The Company’s expense associated with these sponsored research and other services was $34,000 for the year ended December 31, 2021. No such expense was incurred during the year ended December 31, 2022. Payments for these sponsored research and other services were recorded as research and development expenses in the consolidated statements of operations and comprehensive loss. As of December 31, 2022 and 2021, no amounts were payable to the UT entities for sponsored research and other services rendered to the Company.

Agreement with Medical University of South Carolina (“MUSC”)

In March 2016, the Company entered into a license agreement with MUSC (the “MUSC Agreement”), pursuant to which the Company acquired licenses and underlying technology rights to certain intellectual property within defined fields to develop its product candidates. The MUSC Agreement was accounted for as an asset acquisition and does not meet the definition of a business under ASC 805.

The Company received an exclusive, royalty-bearing license to certain patent rights and know-how, as well as a non-exclusive license to the MUSC intellectual property, which includes future rights to royalties on licensed products. The MUSC Agreement also provided for sublicensing rights, whereby the Company may grant sublicenses to third parties to use the licensed technology, subject to certain terms in the MUSC Agreement. The MUSC Agreement can be terminated at-will by the Company with 90 days’ notice, or by MUSC only in the event of a material breach of terms. Under the MUSC Agreement, the Company is responsible for the following payments:

•	License Fee – The Company was obligated to and paid a one-time, nonrefundable license fee of $10,000 at the execution of the MUSC Agreement.

•	Sublicensing fees – The Company will pay sublicensing fees, which vary from 15-30% of total consideration based on the Company’s progression through each phase of development.

•	Transaction fee – The Company will pay the lesser of $2.5 million or 1% of total consideration in the event of a liquidation.

•

Royalties – The Company will pay a running royalty rate in the low single digits on all net sales and is also required to pay annual minimum royalties of $10,000 on the third, fourth, and fifth anniversaries of the execution date and $25,000 on the sixth anniversary of the execution date and all years thereafter. Under this agreement, the Company made minimum royalty payments of $25,000 and $10,000 for each of the years ended December 31, 2022 and 2021, respectively.

•

Milestones – The Company will make milestone payments to MUSC of up to $300,000 if specified regulatory and clinical development milestone events occur. There were no milestone payments made during the years ended December 31, 2022 and 2021.

The Company’s expense associated with minimum royalty and milestone payments under the MUSC Agreement was $25,000 and $10,000 for the years ended December 31, 2022 and 2021, respectively. All minimum royalty and milestone payments are recorded as general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Agreement with Vivarta Therapeutics LLC (“Vivarta”)

In March 2018, the Company entered into a license agreement with Vivarta (the “Vivarta Agreement”), pursuant to which the Company acquired licenses and underlying technology rights to certain intellectual property within defined fields to develop its product candidates. The Vivarta Agreement was accounted for as an asset acquisition and does not meet the definition of a business under ASC 805.

The Company received an exclusive, royalty-bearing license to certain patent rights and know-how, as well as a non-exclusive license to the Vivarta intellectual property, which includes future rights to royalties on licensed products. The Vivarta Agreement also provided for sublicensing rights, whereby the Company may grant sublicenses to third parties to use the licensed technology, subject to certain terms in the Vivarta Agreement. The Vivarta Agreement can be terminated at-will by the Company with 90 days’ notice, or by Vivarta only in the event of a material breach of terms. Under the Vivarta Agreement, the Company is responsible for the following payments:

•

License Fee – The Company was obligated to and paid one-time, nonrefundable license fees of $10,000 due upon the execution of the Vivarta Agreement and $40,000 due upon receipt by the Company of a positive freedom to operate analysis.

•	Sublicensing fees – The Company will pay sublicensing fees, which vary from 5-40% of total consideration based on the Company’s progression through each phase of development.

•	Royalties – The Company will pay a running royalty rate in the low single digits on all net sales.

•

Milestones – The Company will make milestone payments to Vivarta of up to $6.83 million if specified research, regulatory and clinical development milestone events occur. A milestone payment in the amount of $50,000 was made to Vivarta during the year ended December 31, 2022 following the attainment of a research and development milestone. No milestone payments were made to Vivarta during the year ended December 31, 2021.

Pursuant to the Vivarta Agreement, the Company issued warrants to Vivarta to purchase 75,000 shares of common stock at an exercise price of $0.12 per share in 2018 (See Note 3 of Notes to Consolidated Financial Statements). These warrants were wholly exercised by Vivarta during the year ended December 31, 2022.

The Company’s expense associated with license fees and milestones under the Vivarta Agreement amounted to $50,000 and $0 in each of the years ended December 31, 2022 and 2021, respectively. Any license fee and milestone payments are recorded as general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Note 10. Commitments and Contingencies

Lease Agreements

On August 16, 2021, the Company entered into an operating lease agreement to rent approximately 6,455 square feet of office space for its corporate headquarters in Austin, Texas, beginning on October 1, 2021. The lease agreement is for a 30-month term that ends on March 31, 2024 and includes a rent escalation clause and a rent holiday. Rent expense during the year ended December 31, 2021 for this lease agreement was recognized on a straight-line basis over the lease term. In addition to the base rent, the Company was also responsible for its share of operating expenses, electricity and real estate taxes, in accordance with the terms of the lease agreement.

In May 2019, the Company entered into an operating lease agreement to rent approximately 2,560 square feet of office space for its corporate headquarters in Austin, Texas. The lease agreement was for a 28-month term that ended on October 31, 2021 and had included a rent escalation clause which resulted in average cash rental payments of $51,000 per year. Rent expense during the year ended December 31, 2021 for this lease agreement was recognized on a straight-line basis over the lease term. In addition to the base rent, the Company was also responsible for its share of operating expenses, electricity and real estate taxes, in accordance with the terms of the lease agreement.

Amounts reported in the Company’s consolidated balance sheet as of December 31, 2022 for the existing operating lease were as follows, in thousands:

Assets
Operating lease right-of-use assets	$221

Total operating lease right-of-use assets	$221

Liabilities
Current
Operating lease liabilities	$184
Noncurrent
Operating lease liabilities, net of current	48

Total operating lease liabilities	$232

Operating lease costs for the year ended December 31, 2022 amounted to $184,000. Rent expense was $88,000 for the year ended December 31, 2021.

The maturities of the operating lease liabilities and minimum lease payments as of December 31, 2022 were as follows, in thousands:

For the Years Ending December 31,	Operating Lease
2023	$193
2024	48

Total undiscounted lease payments	241
Less: Imputed interest	(9)

Present value of operating lease liabilities	$232

The following table summarizes the lease term and discount rate as of December 31, 2022:

As of December 31, 2022
Remaining lease term (years)
Operating lease	1.25

Discount rate
Operating lease	6.6%

Operating cash flows used for the operating lease during the year ended December 31, 2022 amounted to $172,000.

License Agreements

The Company is required to make certain payments under its license agreements, related to patent expenses, license fees, and assignment fees, as well as milestone and royalty payments upon the achievement of certain development and sales-based events (See Note 9 of Notes to Consolidated Financial Statements).

Legal Proceedings

The Company may from time to time be party to litigation arising in the ordinary course of business. As of December 31, 2022 and 2021, the Company was not party to any legal proceedings and no material legal proceedings are currently pending or, to the best of the Company’s knowledge, threatened.

Note 11. Convertible Preferred Stock

The Company has issued Series A convertible preferred stock (“Series A”), Series B convertible preferred stock (“Series B”) and Series C convertible preferred stock (“Series C”), collectively referred to as Preferred Stock.

As of December 31, 2022 and 2021, the authorized shares of Preferred Stock consisted of the following:

	As of December 31, 2022	As of December 31, 2021
Series A	10,888,283	10,888,283
Series B	23,152,737	23,152,737
Series C	41,076,061	44,162,774

	75,117,081	78,203,794

As of December 31, 2022 and 2021, the issued and outstanding shares of Preferred Stock consisted of the following (in thousands, except amounts):

	Preferred stock issued and outstanding	Carrying value	Liquidation value	Common stock issuable upon conversion
Series A	10,888,283	$2,874	$2,931	10,888,283
Series B	23,152,737	14,293	14,307	23,152,737
Series C	41,076,061	39,858	39,911	41,076,061

	75,117,081	$57,025	$57,149	75,117,081

The Company recorded all issued shares of Preferred Stock at fair value on the date of issuance, net of issuance costs. All Preferred Stock has a par value of $0.0001 per share. The rights, privileges, and preferences of the Preferred Stock are discussed below.

Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Company’s articles of incorporation, holders of Preferred Stock shall vote together with the holders of common stock as a single class.

The holders of outstanding shares of Preferred Stock shall be entitled to elect one member of the Board of Directors (the “Board”).

Dividends

The holders of Preferred Stock are entitled to an 8% non-cumulative dividend. Dividends are payable only when and if declared by the Board. No dividends are payable to the common stockholders unless a dividend is also paid to preferred stockholders equal to at least the amount that would be received if the shares of Preferred Stock were converted into common stock. To date, the Company has not declared or paid any dividends.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of shares of Preferred Stock then outstanding shall be entitled to receive an amount per share equal to the Preferred Stock original issue price, plus any dividends declared but unpaid thereon, prior to any distribution to the common shareholders.

Note that in relation to the above, no series of the Preferred Stock has a higher liquidation preference than another, but the Preferred Stock as a whole has a higher liquidation preference than the common stock.

Redemption

The Company’s certificate of incorporation, as amended and restated, does not provide redemption rights to the holders of Preferred Stock.

Conversion

Each share of Preferred Stock shall be convertible into shares of common stock on a one-for-one basis at the option of the stockholder, at any time, and without the payment of additional consideration by dividing the Preferred Stock original issue price by the conversion price. The conversion price may be adjusted for issuance of additional shares of Common Stock, for stock splits, for stock combinations, for certain dividends and distributions, and for mergers and reorganizations.

Note 12. Stockholders’ Deficit

Common Stock

As of December 31, 2022, the Company had 106,000,000 shares of common stock authorized, of which 9,245,103 were issued and outstanding.

The holders of the Company’s common stock are entitled to one vote for each share of common stock held at all meetings of stockholders and written action in lieu of meetings; there is no cumulative voting. The holders of outstanding shares of common stock shall be entitled to elect one member of the Board.

After payment to the holders of shares of Preferred Stock of their liquidation preferences, the remaining assets of the Company are distributed to the holders of the Company’s common stock.

Shares of common stock reserved for future issuance were as follows:

	As of December 31,
	2022	2021
Preferred Stock issued and outstanding	75,117,081	75,117,081
Warrants to issue shares of common stock	7,218,873	7,293,873
Stock options outstanding	11,611,674	11,261,257
Shares available for future grants under the Plan	2,407,145	2,777,457

	96,354,773	96,449,668

Warrants

As of December 31, 2022, a total of 7,218,873 warrants to purchase the Company’s common stock were outstanding. All of the Company’s outstanding warrants are non-tradeable and equity-classified because they meet the derivative scope exception under ASC Topic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (“ASC 815-40”).

Note 13. Stock-Based Compensation

In October 2013, the Company’s board of directors approved the 2013 Long-Term Incentive Plan (the “Plan”) to provide long-term incentives for its employees, non-employee directors and certain consultants. As of December 31, 2022, the Company was authorized to issue a total of 14,188,922 shares of common stock under the Plan and as of that date, a total of 2,407,145 shares remained available for future issuance.

The Plan is administered by the board of directors or, at the discretion of the board of directors, by a committee of the board of directors. The exercise prices, vesting and other restrictions are determined at the discretion of the board of directors, or its committee if so delegated, except that the exercise price per share of stock options may not be less than 100% of the fair market value of the share of common stock on the date of grant and the term of stock option may not be greater than ten years. The vesting periods for equity awards are determined by the Board, but generally are four years. The contractual term for stock option awards is ten years.

A summary of the stock option activity for the year ended December 31, 2022 is as follows:

	Year Ended December 31, 2022
	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	11,261,257	$0.16
Granted	430,000	0.79
Exercised	(19,895)	0.24
Cancelled or forfeited	(59,688)	0.31
Expired	—	—

Outstanding, end of year	11,611,674	$0.21

Vested and expected to vest, end of year	11,611,674	$0.21

Exercisable, end of year	7,986,566

Weighted-average fair value of options granted during the year	$0.62

As of December 31, 2022, the aggregate intrinsic value of all outstanding stock options was $6.7 million and for exercisable stock options was $4.8 million. A total of 19,895 stock options were exercised during the fiscal year ended December 31, 2022 at a weighted average exercise price of $0.24. The intrinsic value per option at December 31, 2022 is calculated as the difference between the exercise price of the underlying option and the estimated fair value of the Company’s common stock on that date, which was $0.79 per share. The total fair value of options that vested during the fiscal year ended December 31, 2022 was $372,000.

Unrecognized compensation expense related to non-vested employee stock options amounted to $554,000 as of December 31, 2022. Such compensation expense is expected to be recognized over a weighted-average period of 1.76 years.

Stock-based compensation expense amounted to $393,000 and $252,000 for the years ended December 31, 2022 and 2021, respectively. The table below shows the allocation of this stock-based compensation expense (in thousands):

	Year Ended December 31
	2022	2021
General and administrative	$307	$211
Research and development	86	41

Total	$393	$252

Stock-based compensation expense recognized in the statement of operations and comprehensive loss for the years ended December 31, 2022 and 2021 does not reflect tax related effects on stock-based compensation given the Company’s historical and anticipated operating losses.

The fair value of each option granted by the Company is estimated on the grant date using the Black-Scholes stock option pricing model. For the options granted during the years ended December 31, 2022 and 2021, the following assumptions were made in estimating fair value:

Year Ended December 31
	2022	2021

Dividend yield	—%	—%
Expected term (in years)	5.00 - 6.08	5.50 - 6.08
Risk-free interest rate	1.6% to 3.0%	0.4% to 1.2%
Expected volatility	96.1% - 99.0%	84.3% - 95.3%

Note 14. Income Taxes

For each of the years ended December 31, 2022 and 2021, the Company did not record a current or deferred income tax expense or benefit. The components of the current and deferred income tax expense or benefit consisted of the following (in thousands):

	Year Ended December 31,
	2022	2021

Current income tax expense:
Federal	$—	$—
State	—	—

Total income tax expense	$—	$—

Deferred income tax (benefit) expense:
Federal	$(5,876)	$(4,161)
State	(24)	(32)
Foreign	17	54
Change in valuation allowance	5,883	4,139

Total income tax expense	$—	$—

A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate was as follows:

	Year Ended December 31,
	2022	2021

Federal income tax (benefit) at statutory rate	21%	21%
Permanent differences	—	—
Research and development credits	10	21
State income tax, net of federal benefit	—	—
Change in valuation allowance	(31)	(42)

Effective tax rate	—%	—%

Coronavirus Aid, Relief and Economic Security Act

In response to the COVID-19 pandemic, the CARES Act was signed into law in the U.S. in March 2020. The CARES Act adjusted a number of provisions of the tax code, including the calculation and eligibility of certain deductions and the treatment of net operating losses and tax credits. The enactment of the CARES Act did not result in any material adjustments to the Company’s income tax provision for the years ended December 31, 2022 and 2021 or to its net deferred tax assets as of December 31, 2022 and 2021.

Tax Cuts and Jobs Act

Enacted in 2017, the Tax Cuts and Jobs Act (“TCJA”) included significant changes in tax law including a change to Internal Revenue Code section 174 (“Section 174”) regarding the deductibility of research and experimentation expenses (“R&E expenses”). The section 174 tax law change had a delayed effective date and became effective for the Company in 2022. The new Section 174 requires that companies capitalize and amortize R&E expenses performed in the U.S. over five years and further provides for a fifteen-year amortization period for R&E expenses incurred outside the U.S. The Company has factored any impact of section 174 in its consolidated financial statements and related disclosures.

Net deferred tax assets as of December 31, 2022 and 2021 consisted of the following (in thousands):

	Year Ended December 31,
	2022	2021

Deferred tax assets:
Net operating loss	$8,759	$9,906
Research and development credits	6,850	4,992
Section 174 costs	4,512	—
Deferred revenue	610	—

Other	130	69

Total deferred tax assets	20,861	14,967
Deferred tax liabilities:
Prepaid assets	(33)	(22)
Property and equipment	(1)	(2)
Other	(2)	—

Total deferred tax liabilities	(36)	(24)

Deferred tax asset valuation allowance	(20,825)	(14,943)

Net deferred tax assets (liabilities)	$—	$—

As of December 31, 2022, the Company had U.S. federal and state net operating losses (“NOLs”), research and development (“R&D) tax credit, and capitalized R&D expense carryforwards of $37.2 million, $6.9 million and $4.5 million, respectively. The NOLs begin to expire in 2024.

Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of NOLs, R&D credits, and R&E expenses capitalized per Section 174. Under the applicable accounting standards, management has considered the Company’s history of losses and concluded that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets. Accordingly, a full valuation allowance was maintained as of December 31, 2022. An increase in the Company’s valuation allowance in the amount of $5.9 million was recorded in 2022, due primarily to the increase in net deferred tax assets.

The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which it operates or does business in. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.

The Company records tax positions as liabilities and adjusts these liabilities when its judgement changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company’s current estimate of the recognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2022, the Company has not recorded any uncertain tax positions in its consolidated financial statements.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. As of December 31, 2022, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s consolidated statements of operations and comprehensive loss for either of the years ended December 31, 2022 and 2021.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. All of the Company’s tax years from inception are still open as the Company has tax attribute carryforwards. Accordingly, the tax years in which these tax attributes were generated may still be adjusted upon examination by the Internal Revenue Service and state tax authorities to the extent utilized in a future period. There are currently no pending income tax examinations.

Note 15. Related Party Transactions

The Company analyzed its transactions with related parties for the years ended December 31, 2022 and 2021 and determined that other than the sponsored research and other services provided by the UT entities (See Note 9 of Notes to Consolidated Financial Statements) and the sale of 500,000 shares of TFF common stock to Bios Special Opportunity Fund, LP (See Note 2 of Notes to Consolidated Financial Statements), all other transactions related to compensation-based consulting arrangements with certain investors. As such, the Company did not have any material related party transactions in 2022 and 2021 other than the sponsored research and other services provided by the UT entities and the sale of TFF common stock to Bios Special Opportunity Fund, LP as noted above.

Note 16. Subsequent Events

For its consolidated financial statements as of December 31, 2022 and for the year then ended, the Company evaluated subsequent events through May 25, 2023, the date on which these financial statements are issued. No subsequent events have been identified for disclosure.